EXHIBIT 99.1
News Release

13320 Ballantyne Corporate Place Suite D
Charlotte, NC 28277
Immediate Release
Columbus McKinnon Reports 10% Sales Growth in Q3 FY26
CHARLOTTE, NC, February 9, 2026 - Columbus McKinnon Corporation (Nasdaq: CMCO) ("Columbus McKinnon" or the "Company"), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced financial results for its fiscal year 2026 third quarter, which ended December 31, 2025.
Third Quarter 2026 Highlights (compared with prior-year period, except where otherwise noted)
•Net sales of $258.7 million increased 10% with strength in lifting, linear motion and automation across both North America and EMEA
•Orders of $247.4 million increased 11% with growth across both short-cycle orders and project-related orders with particular strength in U.S. precision conveyance, lifting and automation
•Backlog of $341.6 million was up 15% with growth across all platforms and an opportunity funnel that remains healthy
•Net income of $6.0 million, or $0.21 per diluted share, up 51% and 50%, respectively
•Adjusted Net Income1 of $17.8 million, or $0.62 per diluted share1, up 9% and 11% respectively
•Adjusted EBITDA1,2 of $39.8 million with Adjusted EBITDA Margin1,2 of 15.4%
•YTD cash flow provided by operations of $20.6 million increased 106% as strong cash generation more than offset acquisitions-related cash outflows of $13.3 million
“Our team delivered double-digit sales, order and EPS growth in the quarter, ahead of our expectations as we executed on commercial initiatives and continued to benefit from U.S. demand stabilization,” said David J. Wilson, President and Chief Executive Officer. “While I am encouraged by our active, global funnel of opportunities, we remain cautious on the macroeconomic environment in EMEA where order conversion rates have remained slow.”
“Having now closed on the acquisition of Kito Crosby, we are well positioned to deliver for our customers and shareholders as we begin executing on value creation initiatives," continued Wilson. "I have never been more excited about the opportunities that lie ahead for Columbus McKinnon. In combination with Kito Crosby, we will provide the market with a superior customer value proposition by bringing together the best of our collective talent and capabilities. Our new Executive Leadership Team brings together leaders with deep expertise across our brands and applications with a customer-centricity that will ensure business continuity while we remain laser-focused on synergy realization and debt reduction to unlock value for all stakeholders.”

Columbus McKinnon Reports 10% Sales Growth in Q3 FY26
February 9, 2026
Third Quarter Fiscal 2026 Sales

($ in millions)	Q3 FY26	Q3 FY25	Change	% Change
Net sales	$258.7	$234.1	$24.5	10.5%
U.S. sales[4]	$147.2	$129.5	$17.7	13.7%
% of total	57%	55%
Non-U.S. sales[4]	$111.5	$104.6	$6.9	6.6%
% of total	43%	45%
For the quarter, net sales increased $24.5 million, or 10.5% driven by $11.7 million of higher volume, $6.1 million of price improvement and $6.7 million of favorable currency translation. In the U.S., sales were up $17.7 million, or 13.7%, driven by $13.5 million of higher volume and $4.2 million of price improvement. Sales outside the U.S. increased $6.9 million, or 6.6%, driven by $6.7 million of favorable currency translation and $1.9 million of price improvement, partially offset by $1.7 million of lower volume.
Third Quarter Fiscal 2026 Operating Results

($ in millions, except per share figures)	Q3 FY26	Q3 FY25	Change	% Change
Gross profit	$89.2	$82.1	$7.1	8.6%
Gross margin	34.5%	35.1%	(60) bps
Adjusted Gross Profit[1]	$90.9	$86.2	$4.6	5.4%
Adjusted Gross Margin[1]	35.1%	36.8%	(170) bps
Income from operations	$16.2	$17.7	$(1.5)	(8.6)%
Operating margin	6.3%	7.6%	(130) bps
Adjusted Operating Income[1]	$24.5	$25.6	$(1.0)	(4.1)%
Adjusted Operating Margin[1]	9.5%	10.9%	(140) bps
Net income (loss)	$6.0	$4.0	$2.0	51.5%
Net income (loss) margin	2.3%	1.7%	60 bps
Adjusted Net Income[1]	$17.8	$16.3	$1.5	9.5%
GAAP EPS	$0.21	$0.14	$0.07	50.0%
Adjusted EPS[1,3]	$0.62	$0.56	$0.06	10.7%
Adjusted EBITDA[1,2]	$39.8	$40.3	$(0.5)	(1.2)%
Adjusted EBITDA Margin[1,2]	15.4%	17.2%	(180) bps

Capital Allocation Priorities
The Company remains committed to allocating capital to pay down debt to deleverage its balance sheet in the near term while continuing its track record of a consistent dividend payment. Over time, the Company believes it will be positioned to utilize its expected significant free cash flow generation to advance its Intelligent Motion strategy across the fragmented marketplace.

Columbus McKinnon Reports 10% Sales Growth in Q3 FY26
February 9, 2026
Fiscal Year 2026 Guidance
Given the recently completed Kito Crosby acquisition and the pending divestiture of our U.S. power chain hoist and chain operations, the Company is withdrawing our Columbus McKinnon standalone fiscal year 2026 guidance previously presented as part of our second quarter fiscal 2026 earnings release due to a higher degree of uncertainty in expected results for the fourth quarter of fiscal 2026 resulting from the timing of the pending divestiture, regulatory limitations on information sharing with or from Kito Crosby prior to closing and the integration of our financial processes within Kito Crosby.
Consistent with prior years' convention, we will provide an updated financial outlook and issue financial guidance for fiscal 2027 in conjunction with our fourth quarter fiscal 2026 earnings release in late May of 2026.
Certain transaction-related expenses, purchase accounting adjustments and early integration costs will be incurred in the fourth quarter of fiscal 2026. The impact of these costs as well as higher interest expense are expected to be dilutive to GAAP earnings per share in the fourth quarter of fiscal 2026.
Following the closing of the transactions, the Company’s primary allocation of capital is expected to be debt reduction. We expect significant cashflow generation from the combined business leading to a Net Leverage Ratio5 below 4.0x by the end of fiscal 2028.
Teleconference and Webcast
Columbus McKinnon will host a conference call today at 5:00 PM Eastern Time to discuss the Company's financial results and strategy. The conference call, earnings release and earnings presentation will be accessible through live webcast on the Company's investor relations website at investors.cmco.com. A replay of the webcast will also be archived on the Company's investor relations website through February 16, 2026.

______________________
1     Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, and Free Cash Flow are non-GAAP financial measures. See accompanying discussion and reconciliation tables provided in this release for reconciliations of these non-GAAP financial measures to the closest corresponding GAAP financial measures.
2    In connection with the preparation of this release, the Company has used its updated definition of Adjusted EBITDA, which includes an addback of Company's stock-based compensation expense. This revised definition of Adjusted EBITDA was used to calculate Adjusted EBITDA set forth above and will be used by the Company on a go-forward basis for purposes of all future Adjusted EBITDA disclosures. This definitional change was driven by the Company's belief that adding back the expense associated with stock-based compensation for purposes of the computation of Adjusted EBITDA will provide the Company's investors with a better understanding of our underlying performance from period to period and enable them to better compare our performance against that of our peer companies, many of which also include an addback of stock-based compensation expense in computing Adjusted EBITDA.
3    Adjusted EPS excludes, among other adjustments, amortization of intangible assets. The Company believes this better represents its inherent earnings power and cash generation capability.
4     Components may not add due to rounding.
5     The Company has not reconciled the Net Leverage Ratio guidance to the most comparable GAAP financial measure outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide guidance for the comparable GAAP financial measure. Forward-looking guidance regarding Net Leverage Ratio is made in a manner consistent with previous filings with the Securities and Exchange Commission.

Columbus McKinnon Reports 10% Sales Growth in Q3 FY26
February 9, 2026
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning, and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations, and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.cmco.com.

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this document, including, but are not limited to, statements relating to: (i) our strategy, outlook and growth prospects, including the impact of certain transaction-related expenses, purchase accounting adjustments, early integration costs and higher interests expense on GAAP earnings per share for the fourth quarter of fiscal 2026; (ii) our ability to de-leverage the Company to a Net Leverage Ratio to below 4.0x by the end of fiscal 2028; (iii) our operational and financial targets and capital allocation priorities including our ability to generate significant free cash flow to fund these capital allocation priorities and our ability to advance our Intelligent Motion strategy; (iv) general economic trends and trends in our industry and markets; (v) expected timing for the closing of the divestiture of the Company's U.S. power chain hoist and chain operations; (vi) the benefits expected to be achieved from the Kito Crosby acquisition and the Company’s ability to realize expected synergies; and (vii) the competitive environment in which we operate, are forward looking statements. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Contacts:

Gregory P. Rustowicz	Kristine Moser
EVP Finance and CFO	VP IR and Treasurer
Columbus McKinnon Corporation	Columbus McKinnon Corporation
716-689-5442	704-322-2488
greg.rustowicz@cmco.com	kristy.moser@cmco.com

Financial tables follow.

Columbus McKinnon Reports 10% Sales Growth in Q3 FY26
February 9, 2026
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	December 31, 2025	December 31, 2024	Change
Net sales	$258,655	$234,138	10.5%
Cost of products sold	169,498	152,041	11.5%
Gross profit	89,157	82,097	8.6%
Gross profit margin	34.5%	35.1%
Selling expenses	28,777	27,348	5.2%
% of net sales	11.1%	11.7%
General and administrative expenses	32,148	24,233	32.7%
% of net sales	12.4%	10.3%
Research and development expenses	4,442	5,325	(16.6)%
% of net sales	1.7%	2.3%
Amortization of intangibles	7,622	7,501	1.6%
Income from operations	16,168	17,690	(8.6)%
Operating margin	6.3%	7.6%
Interest and debt expense	8,312	7,698	8.0%
Investment (income) loss	(395)	(54)	631.5%
Foreign currency exchange (gain) loss	492	3,128	(84.3)%
Other (income) expense, net	(20)	1,029	NM
Income (loss) before income tax expense (benefit)	7,779	5,889	32.1%
Income tax expense (benefit)	1,781	1,929	(7.7)%
Net income (loss)	$5,998	$3,960	51.5%

Average basic shares outstanding	28,729	28,631	0.3%
Basic income (loss) per share	$0.21	$0.14	50.0%

Average diluted shares outstanding	28,941	28,888	0.2%
Diluted income (loss) per share	$0.21	$0.14	50.0%

Dividends declared per common share	$0.07	$0.07

Columbus McKinnon Reports 10% Sales Growth in Q3 FY26
February 9, 2026
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Nine Months Ended
	December 31, 2025	December 31, 2024	Change
Net sales	$755,622	$716,138	5.5%
Cost of products sold	499,083	470,268	6.1%
Gross profit	256,539	245,870	4.3%
Gross profit margin	34.0%	34.3%
Selling expenses	86,430	82,044	5.3%
% of net sales	11.4%	11.5%
General and administrative expenses	99,277	74,043	34.1%
% of net sales	13.1%	10.3%
Research and development expenses	14,044	17,593	(20.2)%
% of net sales	1.9%	2.5%
Amortization of intangibles	22,940	22,548	1.7%
Income from operations	33,848	49,642	(31.8)%
Operating margin	4.5%	6.9%
Interest and debt expense	25,757	24,285	6.1%
Investment (income) loss	(1,965)	(873)	125.1%
Foreign currency exchange (gain) loss	904	2,730	(66.9)%
Other (income) expense, net	(138)	25,512	NM
Income (loss) before income tax expense (benefit)	9,290	(2,012)	NM
Income tax expense (benefit)	595	442	34.6%
Net income (loss)	$8,695	$(2,454)	NM

Average basic shares outstanding	28,704	28,778	(0.3)%
Basic income (loss) per share	$0.30	$(0.09)	NM

Average diluted shares outstanding	28,906	28,778	0.4%
Diluted income (loss) per share	$0.30	$(0.09)	NM

Dividends declared per common share	$0.14	$0.14

Columbus McKinnon Reports 10% Sales Growth in Q3 FY26
February 9, 2026
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2025	March 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,484	$53,683
Trade accounts receivable	174,326	165,481
Inventories	222,377	198,598
Prepaid expenses and other	49,726	48,007
Total current assets	481,913	465,769

Property, plant, and equipment, net	102,384	106,164
Goodwill	731,546	710,807
Other intangibles, net	345,746	356,562
Marketable securities	10,465	10,112
Deferred taxes on income	10,158	2,904
Other assets	80,308	86,470
Total assets	$1,762,520	$1,738,788

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$90,822	$93,273
Accrued liabilities	121,475	113,907
Current portion of long-term debt and finance lease obligations	50,829	50,739
Total current liabilities	263,126	257,919

Term loan, AR securitization facility and finance lease obligations	399,439	420,236
Other non current liabilities	177,104	178,538
Total liabilities	$839,669	$856,693

Shareholders’ equity:
Common stock	287	286
Treasury stock	(11,000)	(11,000)
Additional paid in capital	538,732	531,750
Retained earnings	386,829	382,160
Accumulated other comprehensive income (loss)	8,003	(21,101)
Total shareholders’ equity	$922,851	$882,095
Total liabilities and shareholders’ equity	$1,762,520	$1,738,788

Columbus McKinnon Reports 10% Sales Growth in Q3 FY26
February 9, 2026
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Nine Months Ended
	December 31, 2025	December 31, 2024
Operating activities:
Net income (loss)	$8,695	$(2,454)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	36,620	36,230
Deferred income taxes and related valuation allowance	(11,472)	(15,089)
Net loss (gain) on sale of investments and other	(1,503)	(617)
Non-cash pension settlement	—	23,634
Stock-based compensation	7,779	6,677
Amortization of deferred financing costs	1,666	1,865
Impairment of operating lease	—	3,268
Loss (gain) on hedging instruments	1,360	(321)
(Gain) loss on sales, disposals, and impairments of fixed assets	(913)	394
Non-cash lease expense	7,321	7,657
Changes in operating assets and liabilities:
Trade accounts receivable	(3,480)	10,255
Inventories	(15,997)	(18,894)
Prepaid expenses and other	(403)	(14,565)
Other assets	2,603	486
Trade accounts payable	(3,616)	(8,061)
Accrued liabilities	810	(15,240)
Non current liabilities	(8,875)	(5,225)
Net cash provided by (used for) operating activities	20,595	10,000

Investing activities:
Proceeds from sales of marketable securities	2,781	4,301
Purchases of marketable securities	(2,521)	(3,257)
Capital expenditures	(10,347)	(15,266)
Proceeds from sale of building, net of transaction costs	3,257	—
Net cash provided by (used for) investing activities	(6,830)	(14,222)

Financing activities:
Proceeds from the issuance of common stock	—	364
Purchases of treasury stock	—	(9,945)
Borrowings / (Repayments) of debt	(21,821)	(45,495)
Payment to former owners of montratec	—	(6,711)
Fees paid for debt repricing	(577)	(169)
Cash inflows from hedging activities	17,419	17,753
Cash outflows from hedging activities	(18,720)	(17,360)
Payment of dividends	(6,025)	(6,039)
Other	(796)	(1,897)
Net cash provided by (used for) financing activities	(30,520)	(69,499)

Effect of exchange rate changes on cash and cash equivalents	(1,444)	819

Net change in cash and cash equivalents	(18,199)	(72,902)
Cash, cash equivalents, and restricted cash at beginning of year	$53,933	$114,376
Cash, cash equivalents, and restricted cash at end of period	$35,734	$41,474

Columbus McKinnon Reports 10% Sales Growth in Q3 FY26
February 9, 2026
COLUMBUS McKINNON CORPORATION
Q3 FY 2026 Net Sales Bridge

	Quarter		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2025 Net Sales	$234.1		$716.1
Pricing	6.1	2.6%	13.5	1.9%
Volume	11.7	5.0%	11.4	1.6%
Foreign currency translation	6.7	2.9%	14.6	2.0%
Total change[1]	$24.6	10.5%	$39.5	5.5%
Fiscal 2026 Net Sales	$258.7		$755.6

COLUMBUS McKINNON CORPORATION
Q3 FY 2026 Gross Profit Bridge

($ in millions)	Quarter	Year To Date
Fiscal 2025 Gross Profit	$82.1	$245.9
Price, net of manufacturing costs changes (incl. inflation)	0.3	(6.4)
Product liability	0.3	0.3
Monterrey, MX new factory start-up costs	1.6	1.9
Factory and warehouse consolidation costs	0.4	10.5
Sales volume and mix	1.7	(0.4)
Other	0.5	(0.4)
Foreign currency translation	2.4	5.2
Total change[1]	7.1	10.6
Fiscal 2026 Gross Profit	$89.2	$256.5

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY26	63	63	62	61	249

FY25	64	63	62	62	251

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1 Components may not add due to rounding.

Columbus McKinnon Reports 10% Sales Growth in Q3 FY26
February 9, 2026
COLUMBUS McKINNON CORPORATION
Additional Data1
(Unaudited)

	Period Ended
	December 31, 2025	September 30, 2025	March 31, 2025	December 31, 2024
($ in millions)
Backlog	$341.6	$351.6	$322.5	$296.5
Long-term backlog
Expected to ship beyond 3 months	$209.8	$212.4	$190.3	$166.1
Long-term backlog as % of total backlog	61.4%	60.4%	59.0%	56.0%

Debt to total capitalization percentage	32.8%	33.4%	34.8%	35.8%

Debt, net of cash, to net total capitalization	31.0%	32.0%	32.1%	33.8%

Working capital as a % of sales	23.4%	24.3%	21.3%	23.7%

	Three Months Ended
	December 31, 2025		September 30, 2025		March 31, 2025		December 31, 2024
($ in millions)
Trade accounts receivable
Days sales outstanding	61.3	days	62.5	days	61.0	days	61.0	days

Inventory turns per year
(based on cost of products sold)	3.0	turns	3.1	turns	3.4	turns	3.0	turns
Days' inventory	121.7	days	117.7	days	107.4	days	121.7	days

Trade accounts payable
Days payables outstanding	56.2	days	58.1	days	54.9	days	50.5	days

Net cash provided by (used for) operating activities	$20.3		$18.4		$35.6		$11.4
Capital expenditures	$3.8		$3.3		$6.1		$5.2
Free Cash Flow [2]	$16.5		$15.1		$29.5		$6.2

______________________
1     Additional Data: This data is provided to help investors understand financial and operational metrics that management uses to measure the Company’s financial performance and identify trends affecting the business. These measures may not be comparable with or defined in the same manner as other companies. Components may not add due to rounding.
2     Free Cash Flow is a non-GAAP financial measure. Free Cash Flow is defined as GAAP net cash provided by (used for) operating activities less capital expenditures included in the investing activities section of the consolidated statement of cash flows. See the table above for the calculation of Free Cash Flow.

Columbus McKinnon Reports 10% Sales Growth in Q3 FY26
February 9, 2026
NON-GAAP FINANCIAL MEASURES
The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

COLUMBUS McKINNON CORPORATION
Reconciliation of Gross Profit to Adjusted Gross Profit
($ in thousands)

	Three Months Ended		Nine Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Gross profit	$89,157	$82,097	$256,539	$245,870
Add back (deduct):
Business realignment costs	66	526	1,516	994
Acquisition integration costs	—	—	68	—
Hurricane Helene cost impact	—	—	—	171
Factory and warehouse consolidation costs	147	556	855	11,319
Monterrey, MX new factory start-up costs	1,483	3,038	4,914	6,848
Adjusted Gross Profit	$90,853	$86,217	$263,892	$265,202

Net sales	$258,655	$234,138	$755,622	$716,138

Gross margin	34.5%	35.1%	34.0%	34.3%
Adjusted Gross Margin	35.1%	36.8%	34.9%	37.0%

Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s gross profit and gross margin to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit and gross margin to that of other companies.

Columbus McKinnon Reports 10% Sales Growth in Q3 FY26
February 9, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Income from Operations to Adjusted Operating Income
($ in thousands)

	Three Months Ended		Nine Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Income from operations	$16,168	$17,690	$33,848	$49,642
Add back (deduct):
Acquisition deal and integration costs	6,342	—	24,441	—
Business realignment costs	241	987	3,897	2,118
Factory and warehouse consolidation costs	147	653	927	12,557
Headquarter relocation costs	145	175	216	322
Hurricane Helene cost impact	—	—	—	171
Mexico customs duty assessment	—	1,500	—	1,500
Customer bad debt[1]	—	1,299	—	1,299
Monterrey, MX new factory start-up costs	1,483	3,270	4,914	10,587
Adjusted Operating Income	$24,526	$25,574	$68,243	$78,196

Net sales	$258,655	$234,138	$755,622	$716,138

Operating margin	6.3%	7.6%	4.5%	6.9%
Adjusted Operating Margin	9.5%	10.9%	9.0%	10.9%
1     Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January 2025.
Adjusted Operating Income is defined as income from operations as reported, adjusted for certain items. Adjusted Operating Margin is defined as Adjusted Operating Income divided by net sales. Adjusted Operating Income and Adjusted Operating Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Operating Income and Adjusted Operating Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Operating Income and Adjusted Operating Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s income from operations to the historical periods' income from operations and operating margin, as well as facilitates a more meaningful comparison of the Company’s income from operations and operating margin to that of other companies.

Columbus McKinnon Reports 10% Sales Growth in Q3 FY26
February 9, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income and Diluted Earnings per Share to
Adjusted Net Income and Adjusted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income (loss)	$5,998	$3,960	$8,695	$(2,454)
Add back (deduct):
Amortization of intangibles	7,622	7,501	22,940	22,548
Acquisition deal and integration costs	6,342	—	24,441	—
Business realignment costs	241	987	3,897	2,118
Factory and warehouse consolidation costs	147	653	927	12,557
Headquarter relocation costs	145	175	216	322
Hurricane Helene cost impact	—	—	—	171
Mexico customs duty assessment	—	1,500	—	1,500
Customer bad debt[1]	—	1,299	—	1,299
Monterrey, MX new factory start-up costs	1,483	3,270	4,914	10,587
Non-cash pension settlement expense	—	433	—	23,634
Normalize tax rate[2]	(4,159)	(3,498)	(16,061)	(17,739)
Adjusted Net Income	$17,819	$16,280	$49,969	$54,543

GAAP average diluted shares outstanding	28,941	28,888	28,906	28,778
Add back:
Effect of dilutive share-based awards	—	—	—	268
Adjusted Diluted Shares Outstanding	$28,941	$28,888	$28,906	$29,046

GAAP EPS	$0.21	$0.14	$0.30	$(0.09)

Adjusted EPS	$0.62	$0.56	$1.73	$1.88
1 Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January 2025.
2     Applies a normalized tax rate of 25% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.
Adjusted Net Income is defined as net income (loss) and GAAP EPS as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted Diluted Shares Outstanding is defined as average diluted shares outstanding adjusted for the effect of dilutive share-based awards. Adjusted EPS is defined as Adjusted Net Income per Adjusted Diluted Shares Outstanding. Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of current periods' net income (loss), average diluted shares outstanding and GAAP EPS to the historical periods' net income (loss), average diluted shares outstanding and GAAP EPS, as well as facilitates a more meaningful comparison of the Company’s net income (loss) and GAAP EPS to that of other companies. The Company believes that presenting Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

Columbus McKinnon Reports 10% Sales Growth in Q3 FY26
February 9, 2026
COLUMBUS McKINNON CORPORATION
Reconciliation of Net Income to Adjusted EBITDA1
($ in thousands)

	Three Months Ended		Nine Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income (loss)	$5,998	$3,960	$8,695	$(2,454)
Add back (deduct):
Income tax expense (benefit)	1,781	1,929	595	442
Interest and debt expense	8,312	7,698	25,757	24,285
Investment (income) loss	(395)	(54)	(1,965)	(873)
Foreign currency exchange (gain) loss	492	3,128	904	2,730
Other (income) expense, net	(20)	1,029	(138)	25,512
Stock-based compensation[1]	3,153	2,502	7,779	6,677
Depreciation and amortization expense	12,135	12,202	36,620	36,230
Acquisition deal and integration costs	6,342	—	24,441	—
Business realignment costs	241	987	3,897	2,118
Factory and warehouse consolidation costs	147	653	927	12,557
Headquarter relocation costs	145	175	216	322
Hurricane Helene cost impact	—	—	—	171
Mexico customs duty assessment	—	1,500	—	1,500
Customer bad debt[2]	—	1,299	—	1,299
Monterrey, MX new factory start-up costs	1,483	3,270	4,914	10,587
Adjusted EBITDA[1]	$39,814	$40,278	$112,642	$121,103

Net sales	$258,655	$234,138	$755,622	$716,138

Net income margin	2.3%	1.7%	1.2%	(0.3)%
Adjusted EBITDA Margin[1]	15.4%	17.2%	14.9%	16.9%
1     In connection with the preparation of this release, the Company has used its updated definition of Adjusted EBITDA, which includes an addback of Company's stock-based compensation expense. This revised definition of Adjusted EBITDA was used to calculate Adjusted EBITDA set forth above, both for current periods and recast historical periods, and will be used by the Company on a go-forward basis for purposes of all future Adjusted EBITDA disclosures. This definitional change was driven by the Company's belief that adding back the expense associated with stock-based compensation for purposes of the computation of Adjusted EBITDA will provide the Company's investors with a better understanding of our underlying performance from period to period and enable them to better compare our performance against that of our peer companies, many of which also include an addback of stock-based compensation expense in computing Adjusted EBITDA.
2     Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January 2025.
Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation, amortization, and other adjustments, including stock-based compensation. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.